UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2026

LXP Industrial Trust

(Leopard Intermediate LLC, as successor by merger to LXP Industrial Trust)

Maryland	001-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, 8th Floor New York, NY		10281
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Shares, $0.0001 par value per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 2, 2026 (the “Closing Date”), LXP Industrial Trust, a Maryland real estate investment trust (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of July 19, 2026 (the “Merger Agreement”), by and among the Company, Leopard REIT LLC, a Delaware limited liability company (“Parent”), and Leopard Merger Sub LLC, a Maryland limited liability company and wholly owned indirect subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”). Pursuant to the Merger Agreement, at the closing, the Company merged with and into Merger Sub, with Merger Sub surviving the merger (the “Initial Surviving Entity” and such merger, the “Merger”). Also on the Closing Date and following the Effective Time (as defined below), the Initial Surviving Entity merged with and into Leopard Intermediate LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Intermediate Sub”), with Intermediate Sub surviving (the “Surviving Entity” and such merger, the “Second-Step Merger” and, together with the Merger, the “Mergers”). As a result of the Mergers, Parent became the sole member of the Surviving Entity.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 is incorporated by reference into this Item 2.01.

As a result of the Merger, in accordance with the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each common share of beneficial interest, par value $0.0001 per share, of the Company (each, a “Company Common Share”), or fraction thereof, that was issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to $61.20 per share, without interest (the “Merger Consideration”), and (ii) each 6.50% Series C Cumulative Convertible Preferred Share, par value $0.0001 per share, of the Company (each, a “Company Series C Preferred Share”) that was issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive one Series C Preferred Unit of the Initial Surviving Entity.

Each issued and outstanding Company Common Share held by the Parent Parties or any of their respective subsidiaries or any of the Company and its subsidiaries as of the Effective Time was automatically cancelled and ceased to exist, and no consideration was paid, nor did any rights inure or were any rights made with respect to such Company Common Shares in connection with or as a consequence of the Merger.

As a result of the Second-Step Merger, at the effective time of the Second-Step Merger (the “Second-Step Effective Time”), each Series C Preferred Unit of the Initial Surviving Entity outstanding immediately prior to the Second-Step Effective Time was cancelled and converted into the right to receive $50.00 per unit plus accrued and unpaid dividends to, but not including, the Second-Step Effective Time, or $1.1014, without interest and subject to any required tax withholding.

Company Restricted Share Awards

At the Effective Time and as a result of the Merger, each award of restricted shares granted under the Company’s incentive plan (each, a “Company Restricted Share Award”) that was outstanding as of immediately prior to the Effective Time became fully vested (with any performance conditions deemed satisfied at the maximum level of performance) and was cancelled in consideration for the right to receive a lump sum cash payment (less any required withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares represented by such Company Restricted Share Award. In addition, all accrued but unpaid dividends with respect to such Company Restricted Share Awards became fully vested and were paid to the holders thereof, less any required withholding taxes.

The foregoing descriptions of the Merger Agreement and the Mergers are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2026.

Shareholder Approval

As previously reported, the Company held a Special Meeting of Shareholders on October 26, 2026 (the “Special Meeting”). At the Special Meeting, the holders of Company Common Shares approved the Merger and did not approve the proposal related to merger-related compensation.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Mergers on November 2, 2026, the Company requested that the New York Stock Exchange (“NYSE”) suspend trading of the Company Common Shares and the Company Series C Preferred Shares prior to the opening of trading on November 2, 2026, delist the Company Common Shares and the Company Series C Preferred Shares from the NYSE and file a Form 25 with the SEC to report the delisting of such shares from the NYSE and the deregistration of such shares under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, the Surviving Entity, as successor to the Company, intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC to terminate the registration of the Company Common Shares and the Company Series C Preferred Shares under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act. The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, the Company merged with and into Merger Sub, the separate existence of the Company ceased, and Merger Sub survived the Merger as an indirect subsidiary of Parent. Parent funded the Merger Consideration through a variety of sources, including equity financing and debt financing. The information set forth in the Introductory Note and under Items 2.01 and 5.03 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

On November 2, 2026, effective as of the Effective Time, (i) each of the members of the Company’s Board of Trustees (the “Board”) tendered their resignation as a member of the Board and any committee thereof, and (ii) Gautam Huded, Frank Costanzo, and Priyanka Taneja, the directors of Merger Sub immediately prior to the Effective Time, became the managers of the Surviving Entity. These departures were not a result of any disagreements with the Company on any matter relating to its operations, policies or practices.

Also effective as of the Effective Time, (i) each of the executive officers of the Company prior to the Effective Time resigned, and (ii) the officers of Merger Sub immediately prior to the Effective Time, including Gautam Huded, became the officers of the Surviving Entity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the articles of organization of Merger Sub and the amended and restated limited liability company agreement of Merger Sub became the articles of organization and limited liability company agreement of the Initial Surviving Entity. At the Second-Step Effective Time, the certificate of formation and limited liability company agreement of Intermediate Sub as in effect immediately prior to the Second-Step Effective Time became the certificate of formation and limited liability company agreement of the Surviving Entity.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated herein by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On November 2, 2026, the Company and Parent issued a joint press release announcing the closing of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the Registrant under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

The Company paid distributions totaling $2.10 per Company Common Share and $2.4375 per Company Series C Preferred Share that are attributable to the 2026 tax year, in each case with 100% comprised of long-term capital gain dividends.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 19, 2026, by and among Leopard REIT LLC, Leopard Merger Sub LLC and LXP Industrial Trust, incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the SEC on July 20, 2026.
99.1	Joint Press Release, dated November 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 * Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026	LEOPARD INTERMEDIATE LLC (as successor by merger to LXP Industrial Trust)

	By:	/s/ Gautam Huded
		Name:	Gautam Huded
		Title:	Executive Vice President